EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-42068) of The Goldman Sachs Group, Inc. of our report dated June 21, 2019 relating to the financial statements and supplemental schedules of The Goldman Sachs

401(k) Plan which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

June 21, 2019